Exhibit 35.1

SERVICER COMPLIANCE STATEMENT (Item 1123)

Residential Funding Company, LLC

RALI Series 2007-QS5 Trust (the “Issuing Entity”)

The undersigned, a duly authorized officer of Residential Funding Company, LLC, as servicer (the “Servicer”) pursuant to the Series Supplement, dated as of March 1, 2007, and the Standard Terms of Pooling and Servicing Agreement, dated as of December 1, 2006 (as amended from time to time, the “Agreement”), among Residential Accredit Loans, Inc., as company, Residential Funding Company, LLC, as master servicer, and Deutsche Bank Trust Company Americas, as trustee, does hereby certify that:

1. A review of the Servicer’s activities during the period covered by the Issuing Entity’s report on Form 10-K and of the Servicer’s performance under the Agreement has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout such period.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 24th day of March 2008.

By:	/s/ Anthony N. Renzi
Name:	Anthony N. Renzi
Title:	Managing Director